UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 27, 2004

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.            Costs Associated with Exit or Disposal Activities.

On August 27, 2004, the board of directors of North American Scientific, Inc. (the “Company”) unanimously adopted management’s recommendation that all operations at its wholly owned subsidiary, Theseus Imaging Corporation (“Theseus”) be ceased on or about September 15, 2004.  Theseus was responsible for developing the Hynic-Annexin V program.  The Company determined that it should cease the Hynic-Annexin V program and instead focus its development efforts and resources on other opportunities.  The cessation of operations at Theseus will affect approximately 13 employees.  The Company’s preliminary estimate of charges to be incurred in connection with the cessation of operations at Theseus is approximately $5.8 million to $6.2 million, including approximately $0.4 million to $0.5 million of severance charges, approximately $4.7 million to $4.8 million of asset impairment charges, and approximately $0.7 million to $0.9 million in other charges.  The Company further estimates that $0.2 million to $0.4 million of such charges will result in future cash expenditures.

A copy of the press release related to the cessation of operations at Theseus on or about September 15, 2004, is attached hereto as Exhibit 99.1.

ITEM 9.01.            Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

Exhibit 99.1	North American Scientific, Inc. press release dated August 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date:	August 30, 2004	By:	/s/ L. Michael Cutrer
			Name:	L. Michael Cutrer
			Title:	President and
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	North American Scientific, Inc. press release dated August 30, 2004.